McGraw Hill, Inc. Exceeds Fiscal Year 2026 Guidance Driven by Re-Occurring Revenue Growth and Delivers Positive Net Income

Fiscal Year 2027 Positioned for Revenue Growth and Accelerating Profitability

COLUMBUS, Ohio—(BUSINESS WIRE)— June 11, 2026—McGraw Hill, Inc. (NYSE: MH) (“McGraw Hill” or the “Company”), a leading global provider of education solutions for preK-12, higher education and professional learning, today announced financial results for the fiscal fourth quarter 2026 and year-end March 31, 2026.

Key Fiscal Year 2026 Financial Highlights

•Total revenue of $2,102.8 million, an increase of 0.1% year-over-year, driven by strong Higher Education execution, offsetting the anticipated smaller K-12 market opportunity driven by procurement cycles.
•Re-occurring revenue of $1,541.0 million, an increase of 5.8% year-over-year, representing more than 73% of total revenue.
•Digital revenue of $1,433.6 million, an increase of 5.5% year-over-year amid accelerating student and instructor engagement.
•Remaining performance obligation (RPO) of $1,671.4 million as of March 31, 2026 demonstrating predictability and visibility into future revenue growth.
•GAAP gross profit of $1,701.6 million, representing a GAAP gross profit margin of 80.9%, an increase of over 100 basis points versus prior year.
•GAAP net income (loss) of $35.3 million, compared to $(85.8) million in the prior-year period.
•Adjusted EBITDA(1) of $744.3 million, representing an Adjusted EBITDA margin(1) of 35.4%, an increase of nearly 80 basis points versus prior year.
•Reduction of gross debt by $645.6 million, including $50.0 million in the fiscal fourth quarter, at the beginning of the seasonal cash trough.

“McGraw Hill’s growth in fiscal year 2026 underscores the strength of our strategy, the speed of our innovation and the depth of trust that we have from the education community,” said Philip Moyer, President and Chief Executive Officer of the Company and a member of the Company’s Board of Directors. “This past year, we released more new curriculum offerings and learning tools than during any time in our history, reached record engagement levels, and achieved a new high‑water mark for customer satisfaction. We have achieved over 7.5 million users of our new AI personalized learning tools and now have an existing base of more than 100 million active student and educator curriculum licenses in over 100 countries. With over 25 billion learning interactions and 190 terabytes of data across our platforms, we are delivering a new generation of precision learning at a global scale that few can match. Equally exciting, we are preparing to pilot our new Agentic AI version of our precision education model, and we intend to be a leader in creating a vibrant ‘cloud’ knowledge offering in the world of education and learning. Our momentum in fiscal year 2026 positions us well to accelerate growth and expand margins in fiscal year 2027 and beyond.”

“Fiscal year 2026 was a transformative year for McGraw Hill—marked by our initial public offering and the growth of our Company, notwithstanding a smaller K-12 market opportunity, expanding profitability and significant debt reduction,” said Bob Sallmann, McGraw Hill’s Executive Vice President and Chief Financial Officer. “Our disciplined execution delivered results above guidance across revenue, re-occurring revenue and Adjusted EBITDA while strengthening our balance sheet and cash generation. With $646 million in gross debt reduction, we have increased our financial flexibility and expanded margins while simultaneously investing in the business to position the Company for sustained long-term growth. As we enter fiscal year 2027, our focus remains on growth acceleration, operating efficiency and employing a balanced approach to capital allocation as we continue to reduce gross debt, grow the business and strengthen returns.”

Fiscal Year 2026 Strategic Highlights

•Served over 100 million active student and educator curriculum licenses across more than 100 countries.
•Supported tens of thousands of course titles across more than 500 subjects.
•Captured approximately 25.6 billion learning interactions(2), generating proprietary insights that power precision learning and real‑time personalized instruction.

•Over 7.5 million users of AI-enabled learning tools with 8 new tools launched over the past two years.
•AI Reader generated approximately 57 million learning interactions across approximately 2.4 million students since inception through May, accelerating from approximately 47 million interactions and approximately 2.2 million students in fiscal year 2026.
•Continued expansion of Evergreen delivery model, which is improving the customer experience and contributing to a record high Spring semester net promotor score for Higher Education.
•Launched critical new ELA curriculum that covers grades K-12 and aligns with the Science of Reading.
•Piloting a new Agentic AI tool that will make our precision education experience accessible as a trusted AI Agent for both education and non-education customers.

Fourth Quarter and Fiscal Year 2026 Financial Highlights

	Three Months Ended March 31,		Year Ended March 31,
($ in thousands)	2026	2025	2026	2025
	(unaudited)
Revenue	$463,722	$473,262	$2,102,781	$2,101,299
Cost of sales (excluding depreciation and amortization)	$74,834	$78,393	$401,139	$422,294
Operating and administrative expenses	$282,023	$292,535	$1,080,250	$1,066,496
Net income (loss)	$(50,267)	$(156,867)	$35,320	$(85,839)
Adjusted EBITDA (1)	$130,575	$131,651	$744,264	$726,790
Net income (loss) margin	(10.8)%	(33.1)%	1.7%	(4.1)%
Adjusted EBITDA Margin (1)	28.2%	27.8%	35.4%	34.6%
Adjusted net income (loss) (1)	$61,167	$(328,084)	$375,459	$202,350

Fiscal Fourth Quarter Consolidated Financial Highlights

•Total revenue of $463.7 million, a decrease of 2.0% year-over-year, reflecting a smaller K‑12 market opportunity, partially offset by strong Higher Education performance.
•Re-occurring revenue of $373.5 million, a decrease of 3.5% year-over-year.
•Digital revenue of $392.7 million, a decrease of 2.1% year-over-year.
•GAAP gross profit of $388.9 million, representing a GAAP gross profit margin of 83.9%, an increase of nearly 50 basis points versus prior year.
•GAAP net income (loss) of $(50.3) million, compared to $(156.9) million in the prior-year period.
•Adjusted EBITDA(1) of $130.6 million, representing an Adjusted EBITDA margin(1) of 28.2%, an increase of nearly 40 basis points versus prior year.

Fiscal Fourth Quarter and Full Year Segment Highlights

Higher Education
•Record high market share achieved, according to MPI.
•Fiscal Year 2026 revenue totaled $879.0 million, an increase of 12.3% year-over-year, while fiscal fourth quarter revenue grew 1.6% year-over-year supported by share gains, pricing favorability and beneficial enrollment trends.
•Fiscal Year 2026 re-occurring revenue totaled $734.4 million, an increase of 10.1% year-over-year, despite a 4.9% year-over-year decline in the fiscal fourth quarter due to mix.
•Net dollar retention of 114.0% driven by inclusive access upsell and cross‑sell opportunities.
•Evergreen delivery model continues to scale, representing 68% of Higher Education revenue.

K-12
•Performance exceeded expectations despite the smaller expected K–12 market opportunity driven by procurement cycles.
•Fiscal Year 2026 revenue totaled $884.5 million, down 8.9% year-over-year and 10.4% in fiscal fourth quarter given the cyclical market comparison and higher capture rates last year.

•Fiscal Year 2026 re-occurring revenue totaled $619.7 million, an increase of 2.9% year-over-year, despite a 2.9% decline in the fiscal fourth quarter, on strong market capture and robust prior year sales.
•Early 2026–2027 selling season indicators support fiscal year 2027 as the start of a multi-year market expansion opportunity, with trends that vary by market.
•Well-positioned for multi‑year growth via nationwide Science of Reading refresh, with strong early momentum from our Emerge, Summit, and Soar curriculum.

Global Professional and International
•Global Professional delivered 4.0% digital growth in fiscal year 2026, driven by AI-powered medical solutions built on a foundation of trusted content.
•International revenue declined 7.3% in fiscal year 2026, with market headwinds giving way to new commercial opportunities in key markets and ALEKS Calculus expanding globally.

Fiscal Year 2027 Guidance

The following fiscal year 2027 guidance is forward-looking, and is based on the Company’s current expectations. Actual results may differ materially from what is indicated below.

	Fiscal Year 2027 Guidance
	As of June 11, 2026
($ in millions)	Low	High
Revenue	$2,115	$2,175
Re-occurring Revenue	1,587	1,627
Adjusted EBITDA (1)	750	790

Share Repurchase Plan

On June 2, 2026, our Board of Directors approved a share repurchase plan whereby, from time to time, the Company may repurchase up to $50 million of the Company’s common stock.

Earnings Conference Call and Webcast

Today, June 11, 2026, at 8:30 a.m. ET, McGraw Hill will host a conference call via webcast to review fiscal year 2026 fourth quarter and full year results and provide a business update. The webcast will be hosted by Simon Allen, Chair of the Board of Directors, Philip Moyer, President and Chief Executive Officer, and Bob Sallmann, Executive Vice President and Chief Financial Officer, and will conclude with a question-and-answer session.

To access the live webcast or to view a replay, visit the Company's investor relations website at https://investors.mheducation.com/

The live question and answer portion of the call can be accessed by registering online at the Event Registration Page: https://events.q4inc.com/analyst/158045632?pwd=nJ0KYL1q at which time registrants will receive dial-in information as well as a conference ID. Registration can be completed in advance of the conference call.

About McGraw Hill

McGraw Hill (NYSE: MH) is a leading global provider of education solutions for preK-12, higher education and professional learning, supporting the evolving needs of millions of educators and students around the world. We provide trusted, high-quality content and personalized learning experiences that use data, technology and learning science to help students progress towards their goals. Through our commitment to fostering a culture of innovation and belonging, we are dedicated to improving outcomes and access to education for all. We have over 30 offices across North America, Asia, Australia, Europe, the Middle East and South America, and make our learning solutions available in more than 80 languages. The Company’s fiscal year is the 52-week period ended March 31. Visit us at mheducation.com or find us on Facebook, Instagram, LinkedIn or X.

Safe Harbor Statement

This press release includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, including terms such as “believes,” “estimates,” “anticipates,” “expects,” “projects,” “intends,” “plans,” “may,” “will,” “should” or “seeks,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include, but are not limited to, statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which it operates. By their nature, forward-looking statements involve risks and uncertainties, as they relate to events and depend on circumstances that may or may not occur in the future. The Company’s expectations, beliefs and projections are expressed in good faith, and the Company believes there is a reasonable basis for them; however, the Company cautions readers that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and the developments in the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and in other filings made with the U.S. Securities and Exchange Commission. In addition, even if our results of operations, financial condition and liquidity, and the developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. Any forward-looking statements the Company makes in this press release speak only as of the date of such statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities law.

(1) Non-GAAP Financial Measures

In addition to presenting financial results that have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we have included in this release the following non-GAAP financial measures—EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted net income (loss), Adjusted basic and diluted earnings (loss) per share, Adjusted operating and administrative expenses, Adjusted selling and marketing expenses, Adjusted general and administrative expenses, Adjusted research and development expenses and Net Leverage Ratio. All such financial measures are not required by or presented in accordance with GAAP. We believe that these non-GAAP financial measures are useful in evaluating our business and the underlying trends that affect our performance. The Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. We include these non-GAAP financial measures in this release because management uses them to assess our performance. We believe that they reflect the underlying trends and indicators of our business and allow management to focus on the most meaningful indicators of our continuous operational performance. Although we believe these measures are useful for investors for the same reasons, readers of the financial statements herein should note that these measures are not a substitute for GAAP financial measures or disclosures. Each of these measures is not a recognized term under GAAP and does not purport to be an alternative to net income (loss), or any other measure derived in accordance with GAAP as a measure of operating performance, or to cash flows from operations as a measure of liquidity. Such measures are presented for supplemental information purposes only, have limitations as analytical tools and should not be considered in isolation or as substitute measures for our results as reported under GAAP. Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting our business, rather than evaluating GAAP results alone. Because not all companies use identical calculations, our measures may not be comparable to other similarly titled measures of other companies, and our use of these measures varies from others in our industry. Such measures are not intended to be a measure of cash available for management’s discretionary use, as they may not capture actual cash obligations associated with interest payments, other debt service requirements and taxes.

Because of these limitations, we rely primarily on our GAAP results and use these non-GAAP measures only supplementally. See “Reconciliations of Non-GAAP Financial Measures” in the “Supplemental Information” section below and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our Annual Report on Form 10-K filed on June 11, 2026, for reconciliations of non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

(2) Learning interactions measures the volume of user-driven educational activities across McGraw Hill platforms, including answering questions, completing assignments, and engaging with learning content. This data captures activity across K-12 platforms (Open Learning, ConnectED, ALEKS), Higher Education (Smartbook, Connect), and Enterprise IDM. For the fiscal year ended March 31, 2026, coverage expanded to include A3K Literacy, Actively Learn, and additional Connect data.

Forward-Looking Non-GAAP Financial Measures

This press release contains forward-looking estimates of Adjusted EBITDA for fiscal year 2027. We provide this non-GAAP measure to investors on a prospective basis for the same reasons (as set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of fiscal year 2027 net income (loss) to a forward-looking estimate of fiscal year 2027 Adjusted EBITDA because certain information needed to make a reasonable forward-looking estimate of net income (loss) for fiscal year 2027 is unreasonably difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on our future financial results. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

Investor Contacts:	Media Contacts:
Danielle Kloeblen	Cathy McManus
Danielle.kloeblen@mheducation.com	Cathy.mcmanus@mheducation.com

Zack Ajzenman	Tyler Reed
Zack.ajzenman@mheducation.com	Tyler.reed@mheducation.com

Lizzie Kenter
Lizzie.kenter@mheducation.com

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except for share and per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
	(unaudited)
Revenue	$463,722	$473,262	$2,102,781	$2,101,299
Cost of sales (excluding depreciation and amortization)	74,834	78,393	401,139	422,294
Gross profit	388,888	394,869	1,701,642	1,679,005
Operating expenses
Operating and administrative expenses	282,023	292,535	1,080,250	1,066,496
Depreciation	19,767	16,240	81,985	66,688
Amortization of intangibles	54,460	58,322	223,627	239,014
Impairment charge	39,000	—	39,000	—
Total operating expenses	395,250	367,097	1,424,862	1,372,198
Operating income (loss)	(6,362)	27,772	276,780	306,807
Interest expense (income), net	45,154	63,547	207,226	293,446
(Gain) loss on extinguishment of debt	1,222	—	25,766	2,719
Income (loss) from operations before taxes	(52,738)	(35,775)	43,788	10,642
Income tax provision (benefit)	(2,471)	121,092	8,468	96,481
Net income (loss)	$(50,267)	$(156,867)	$35,320	$(85,839)

Basic earnings (loss) per share	$(0.26)	$(0.94)	$0.19	$(0.52)
Diluted earnings (loss) per share	$(0.26)	$(0.94)	$0.19	$(0.52)
_________________
(1) See “Supplemental Information—Reconciliations of Non-GAAP Financial Measures; Non-GAAP operating and administrative expenses” for a breakdown of our GAAP operating and administrative expenses and a reconciliation to the corresponding Non-GAAP financial measure.

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except for share data)

	March 31, 2026	March 31, 2025
Assets
Current assets
Cash and cash equivalents	$253,519	$389,830
Accounts receivable, net of allowance for credit losses of $14,517 and $13,521 as of March 31, 2026 and 2025, respectively	362,483	338,426
Inventories, net	195,022	174,018
Prepaid and other current assets	162,625	150,357
Total current assets	973,649	1,052,631
Product development costs, net	285,970	222,182
Property, plant and equipment, net	90,421	95,197
Goodwill	2,522,595	2,557,595
Other intangible assets, net	1,227,253	1,454,185
Deferred income taxes	8,572	7,983
Operating lease right-of-use assets	44,836	49,661
Other non-current assets	332,225	318,326
Total assets	$5,485,521	$5,757,760
Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable	$126,701	$146,742
Accrued royalties	81,436	71,457
Accrued compensation	108,434	124,954
Deferred revenue	835,357	794,031
Current portion of long-term debt	13,170	13,170
Operating lease liabilities	8,365	8,042
Other current liabilities	93,086	172,023
Total current liabilities	1,266,549	1,330,419
Long-term debt	2,560,698	3,164,551
Deferred income taxes	15,214	15,656
Long-term deferred revenue	836,001	882,156
Operating lease liabilities	57,301	64,737
Other non-current liabilities	23,540	19,997
Total liabilities	4,759,303	5,477,516
Commitments and contingencies
Stockholders' equity (deficit)
Class A voting common stock, par value $0.01 per share; 186,471,212 shares authorized, 165,160,216 shares issued and outstanding as of March 31, 2025	—	1,652
Class B non-voting common stock, par value $0.01 per share; 14,384,922 shares authorized, 1,451,303 shares issued and outstanding as of March 31, 2025	—	14
Common Stock, par value $0.01 per share; 2,000,000,000 shares authorized, 191,146,027 shares issued and outstanding as of March 31, 2026; and no shares authorized, issued and outstanding as of March 31, 2025	1,911	—
Additional paid-in capital	1,972,702	1,562,204
Accumulated deficit	(1,245,880)	(1,281,200)
Accumulated other comprehensive income (loss)	(2,515)	(2,426)
Total stockholders' equity (deficit)	726,218	280,244
Total liabilities and stockholders' equity (deficit)	$5,485,521	$5,757,760

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
	(unaudited)
Operating activities
Net income (loss)	$(50,267)	$(156,867)	$35,320	$(85,839)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation (including amortization of technology costs)	19,767	16,240	81,985	66,688
Amortization of intangibles	54,460	58,322	223,627	239,014
Amortization of product development costs	11,344	11,952	56,306	56,655
Amortization of deferred royalties	8,532	10,639	76,186	75,919
Amortization of deferred commission costs	6,466	6,357	22,449	19,092
Stock-based compensation	1,986	—	33,723	—
Credit losses on accounts receivable	2,838	5,324	2,309	2,768
Unrealized (gain) loss on interest rate cap	—	—	—	235
Inventory obsolescence	886	3,229	9,186	13,013
Deferred income taxes	(1,900)	(286)	(1,055)	(1,470)
Amortization of debt discount	3,053	5,733	13,000	20,722
Amortization of deferred financing costs	1,199	1,713	4,943	10,495
(Gain) loss on extinguishment of debt	1,222	—	25,766	2,719
Impairment charge	39,000	—	39,000	—
Changes in operating assets and liabilities:
Accounts receivable	(123,535)	(12,057)	(22,902)	(12,490)
Inventories	(26,335)	(25,697)	(29,467)	26,299
Prepaid and other current assets	(35,152)	27,618	(127,979)	(99,627)
Accounts payable and accrued expenses	4,003	45,389	(21,265)	85,541
Deferred revenue	(25,138)	(72,011)	(6,174)	166,550
Other current liabilities	(42,069)	16,201	(84,192)	46,854
Other changes in operating assets and liabilities, net	3,516	17,016	407	13,146
Cash provided by (used for) operating activities	(146,124)	(41,185)	331,173	646,284
Investing activities
Product development expenditures	(42,321)	(29,524)	(119,001)	(90,000)
Capital expenditures	(23,823)	(28,441)	(84,862)	(71,062)
Acquisition of EssayPop	—	(6,000)	—	(6,000)
Cash provided by (used for) investing activities	(66,144)	(63,965)	(203,863)	(167,062)
Financing activities
Borrowings on 2024 Secured Notes	—	—	—	650,000
Payment of A&E Term Loan Facility	(10,000)	(53,293)	(605,575)	(156,585)
Payment of Term Loan Facility	—	—	—	(754,875)
Repurchase of 2022 Unsecured Notes	(39,895)	—	(39,895)	—
Payment of deferred financing costs	—	—	—	(24,027)
Payment of finance lease obligations	(810)	(1,485)	(6,722)	(9,193)
Proceeds from issuance of common stock in Initial Public Offering, net of underwriting discounts	—	—	392,862	—
Deferred Initial Public Offering costs	—	—	(7,037)	—
Issuance of Common Stock	1,500	—	1,500	—
Cash provided by (used for) financing activities	(49,205)	(54,778)	(264,867)	(294,680)
Effect of exchange rate changes on cash	600	774	1,246	1,670
Net change in cash and cash equivalents	(260,873)	(159,154)	(136,311)	186,212
Cash and cash equivalents, at the beginning of the period	514,392	548,984	389,830	203,618
Cash and cash equivalents, at the end of the period	$253,519	$389,830	$253,519	$389,830
Supplemental disclosures
Cash paid for interest expense	$83,253	$101,338	$207,932	$274,730
Cash paid for income taxes	2,750	13,519	76,582	46,920

Supplemental Information

Reconciliations of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

“EBITDA” is defined as net income (loss) from continuing operations plus interest expense (income), net, income tax provision (benefit), depreciation and amortization.

“Adjusted EBITDA” is defined as net income (loss) from continuing operations plus interest expense (income), net, income tax provision (benefit), depreciation and amortization, restructuring and cost savings implementation charges, the effects of the application of purchase accounting, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering), impairment charges, transaction and integration costs, stock-based compensation, (gain) loss on extinguishment of debt and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

Further, although not included in the calculation of Adjusted EBITDA below, we may at times add estimated cost savings and operating synergies related to operational changes ranging from acquisitions or dispositions to restructurings, and exclude one-time transition expenditures.

“Adjusted EBITDA Margin” is calculated by dividing Adjusted EBITDA by total revenue.

The following table presents a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP financial measure for the periods presented.

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
($ in thousands)	(unaudited)
Net income (loss)	$(50,267)	$(156,867)	$35,320	$(85,839)
Interest expense (income), net	45,154	63,547	207,226	293,446
Income tax provision (benefit)	(2,471)	121,092	8,468	96,481
Depreciation, amortization and product development amortization	85,571	86,514	361,918	362,357
EBITDA	$77,987	$114,286	$612,932	$666,445
Restructuring and cost savings implementation charges (a)	2,402	7,616	11,176	24,626
Advisory fees (b)	—	2,500	3,125	10,000
Impairment charge (c)	39,000	—	39,000	—
Transaction and integration costs (d)	373	462	1,191	2,982
Stock-based compensation (e)	1,986	—	33,723	—
Gain (loss) on extinguishment of debt (f)	1,222	—	25,766	2,719
Other (g)	7,605	6,787	17,351	20,018
Adjusted EBITDA (h)	$130,575	$131,651	$744,264	$726,790

Total Revenue	$463,722	$473,262	$2,102,781	$2,101,299
Net income (loss) margin	(10.8)%	(33.1)%	1.7%	(4.1)%
Adjusted EBITDA Margin	28.2%	27.8%	35.4%	34.6%
__________________
(a) Represents severance and other expenses associated with headcount reductions and other cost savings initiated as part of our restructuring initiatives.
(b) For the fiscal year ended March 31, 2026, represents the pro rata portion of the annual $10.0 million advisory fee paid to Platinum Advisors pursuant to the Advisory Agreement through its termination on July 25, 2025 in connection with the consummation of our initial public offering. For the fiscal year ended March 31, 2025, represents $10.0 million of annual advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement. For the three months ended March 31, 2025, represents the quarterly portion of such annual advisory fee.
(c) For the three months ended March 31, 2026 and the fiscal year ended March 31, 2026, we recorded an impairment charge of $39.0 million, related to our International goodwill and indefinite-lived intangible trademark.
(d) This primarily represents transaction and integration costs associated with acquisitions.
(e) Represents stock-based compensation expense related to awards granted to our employees, directors and consultants under the Company's long-term incentive plans.
(f) For the three months ended March 31, 2026, the amount represents accelerated amortization of debt discount and deferred financing costs associated with the repayment of $40.0 million face value of the 2022 Unsecured Notes and $6.7 million of debt outstanding under the A&E Term Loan Facility.
For the fiscal year ended March 31, 2026, the amount represents accelerated amortization of debt discount and deferred financing costs related to (i) the repayment of $385.7 million of debt outstanding under the A&E Term Loan Facility using net proceeds from our initial public offering on July 25, 2025, (ii) the repayment of an additional $206.7 million of debt outstanding under the A&E Term Loan Facility during the second half of fiscal year 2026, and (iii) the repayment of $40.0 million face value of the 2022 Unsecured Notes during the fourth fiscal quarter of 2026.
For the fiscal year ended March 31, 2025, the amount represents accelerated amortization of debt discount and deferred financing costs associated with the August 6, 2024 refinancing of the Term Loan Facility.
(g) For the three months ended March 31, 2026 and 2025, this amount represents (i) foreign currency exchange transaction impact of $(0.1) million and $(0.3) million, respectively, (ii) non-recurring expenses related to strategic initiatives, including marketing, consulting, and non-operational costs associated with the market introduction of a new product launch of $3.7 million and $1.2 million, respectively, (iii) reimbursements of expenses paid to Platinum Advisors incurred in connection with its services under the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering) of $0.5 million and $0.2 million, respectively, (iv) non-recurring transaction-related costs associated with our initial public offering that were expensed as incurred of nil and $1.8 million, respectively, (v) lease termination costs of nil and $3.3 million, respectively, associated with the early exit of a leased property in connection with the strategic rationalization of our real estate properties to optimize cost efficiency, and (vi) the impact of additional insignificant earnings or charges resulting from matters that we do not consider indicative of our ongoing operations of $3.5 million and $0.6 million, respectively, that are primarily related to individually insignificant miscellaneous items, including third-party consulting and advisory fees associated with system and process rationalization initiatives and certain additional payments related to incremental insurance premiums and policies as a result of the Platinum acquisition that did not renew after the consummation of our initial public offering.
For the fiscal years ended March 31, 2026 and 2025, the amount represents (i) foreign currency exchange transaction impact of $(2.3) million and $1.3 million, respectively, (ii) non-recurring expenses related to strategic initiatives, including marketing, consulting, and non-operational costs associated with the market introduction of a new product launch of $9.2 million and $4.3 million, respectively, (iii) reimbursements of expenses paid to Platinum Advisors incurred in connection with its services under the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering) of $0.8 million and $0.6 million, respectively, (iv) non-recurring transaction-related costs associated with our initial public offering that were expensed as incurred of $2.8 million and $4.9 million, respectively, (v) lease termination costs of nil and $3.3 million, respectively, associated with the early exit of a leased property in connection with the strategic rationalization of our real estate properties to optimize cost efficiency, (vi) post-acquisition compensation expense of nil and $0.6 million, respectively, associated with the acquisition of Boards & Beyond, and (vii) the impact of additional insignificant earnings or charges resulting from matters that we do not consider indicative of our ongoing operations of $6.9 million and $5.0 million, respectively, primarily related to individually insignificant miscellaneous items, including asset dispositions, third-party consulting and advisory fees associated with system and process rationalization initiatives, as well as certain additional payments related to incremental insurance premiums and policies as a result of the Platinum acquisition that did not renew after the consummation of our initial public offering.
(h) The purchase accounting adjustment included in the definition of Adjusted EBITDA is not presented in the table above, as there were no such charges recognized during the three months ended March 31, 2026 and 2025 and the fiscal years ended March 31, 2026 and 2025.

Adjusted net income (loss) and Adjusted basic and diluted earnings (loss) per share

“Adjusted net income (loss)” is defined as net income (loss) from continuing operations adjusted to exclude amortization of intangible assets, restructuring and cost savings implementation charges, the effects of the application of purchase accounting, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering), impairment charges, transaction and integration costs, stock-based compensation, (gain) loss on extinguishment of debt and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations and the related tax impact of those adjustments.

“Adjusted basic and diluted earnings (loss) per share” is calculated by dividing Adjusted net income (loss) by the basic and diluted weighted average shares outstanding.

The following table presents a reconciliation of Adjusted net income (loss) and Adjusted basic and diluted earnings (loss) per share to the most directly comparable GAAP financial measure for the periods presented.

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
($ in thousands)	(unaudited)
Net income (loss)	$(50,267)	$(156,867)	$35,320	$(85,839)
Amortization of intangible assets (1)	54,298	58,125	222,932	238,240
Restructuring and cost savings implementation charges (2)	2,402	7,616	11,176	24,626
Advisory fees (2)	—	2,500	3,125	10,000
Impairment charge (2)	39,000	—	39,000	—
Transaction and integration costs (2)	373	462	1,191	2,982
Stock-based compensation (2)	1,986	—	33,723	—
Gain (loss) on extinguishment of debt (2)	1,222	—	25,766	2,719
Other (2)	7,605	6,787	17,351	20,018
Tax impact of adjustments(3)	4,548	(246,707)	(14,125)	(10,396)
Adjusted net income (loss)	$61,167	$(328,084)	$375,459	$202,350

Basic earnings (loss) per share	$(0.26)	$(0.94)	$0.19	$(0.52)
Diluted earnings (loss) per share	$(0.26)	$(0.94)	$0.19	$(0.52)
Adjusted basic earnings (loss) per share	$0.32	$(1.97)	$2.05	$1.21
Adjusted diluted earnings (loss) per share(4)	$0.32	$(1.97)	$2.04	$1.21
Basic weighted-average shares outstanding	191,066,548	166,611,519	183,466,677	166,611,519
Diluted weighted-average shares outstanding	191,066,548	166,611,519	183,670,022	166,611,519
_____________
(1) Represents amortization of definite-lived acquired intangible assets.
(2) Represents the same adjustments used in calculating EBITDA and Adjusted EBITDA.
(3) Represents the tax impact of these adjustments, which are pre-tax, based upon the effective income tax rate.
(4) For the three months ended March 31, 2026, the Company reported a net loss and, accordingly, all potentially dilutive securities were considered anti-dilutive and excluded from the calculation of diluted earnings (loss) per share. However, because the Company reported Adjusted net income for the same period, these potentially dilutive securities were included in the calculation of Adjusted diluted earnings (loss) per share, resulting in diluted weighted-average shares outstanding of 191,105,182. There were no potentially dilutive securities issued during the three months ended March 31, 2025.

Non-GAAP operating and administrative expenses

“Adjusted operating and administrative expenses” is defined as GAAP operating and administrative expenses adjusted to exclude restructuring and cost savings implementation charges, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering), transaction and integration costs, stock-based compensation, amortization of product development costs and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

“Adjusted selling and marketing expenses” is defined as GAAP selling and marketing expenses adjusted to exclude stock-based compensation and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

“Adjusted general and administrative expenses” is defined as GAAP general and administrative expenses adjusted to exclude restructuring and cost savings implementation charges, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated on July 25, 2025 in connection with the consummation of our initial public offering), transaction and integration costs, stock-based compensation and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

“Adjusted research and development expenses” is defined as GAAP research and development expenses adjusted to exclude stock-based compensation and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

The following table presents a reconciliation of these non-GAAP operating and administrative expenses to the most directly comparable GAAP financial measure for the periods presented.

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
($ in thousands)	(unaudited)
Operating and administrative expenses	$282,023	$292,535	$1,080,250	$1,066,496
Restructuring and cost savings implementation charges	(2,402)	(7,616)	(11,176)	(24,626)
Advisory fees	—	(2,500)	(3,125)	(10,000)
Transaction and integration costs	(373)	(462)	(1,191)	(2,982)
Amortization of product development costs	(11,344)	(11,952)	(56,306)	(56,655)
Stock-based compensation	(1,986)	—	(33,723)	—
Other	(7,605)	(6,787)	(17,351)	(20,018)
Adjusted operating and administrative expenses (1)	$258,313	$263,218	$957,378	$952,215

Selling and marketing	$101,565	$104,375	$378,719	$380,199
Stock-based compensation	(19)	—	(1,180)	—
Other	(2,856)	(743)	(6,922)	(3,210)
Adjusted selling and marketing expenses (1)	$98,690	$103,632	$370,617	$376,989

General and administrative	$95,485	$88,853	$368,972	$345,213
Restructuring and cost savings implementation charges	(2,402)	(7,616)	(11,176)	(24,626)
Advisory fees	—	(2,500)	(3,125)	(10,000)
Transaction and integration costs	(373)	(462)	(1,191)	(2,982)
Stock-based compensation	(1,919)	—	(27,428)	—
Other	(4,010)	(5,655)	(8,500)	(15,747)
Adjusted general and administrative expenses (1)	$86,781	$72,620	$317,552	$291,858

Research and development	$73,629	$87,355	$276,253	$284,429
Stock-based compensation	(48)	—	(5,115)	—
Other	(739)	(389)	(1,929)	(1,061)
Adjusted research and development expenses (1)	$72,842	$86,966	$269,209	$283,368
_____________
(1) We calculate each of these measures by using the same adjustments used in calculating EBITDA and Adjusted EBITDA to the extent such items are included in the corresponding GAAP operating and administrative expense category.

Net Leverage Ratio

“Net Leverage Ratio” is calculated by dividing net debt as of the most recent balance sheet date by the Last Twelve Months (“LTM”) Adjusted EBITDA. Net debt is defined as Gross Debt, net of cash and cash equivalents. Gross Debt is defined as the total amount of principal borrowings outstanding.

LTM is defined as the twelve-month period ended on the last day of the most recently completed fiscal quarter. LTM Adjusted EBITDA is equal to Adjusted EBITDA for the fiscal year ended March 31, 2026.

As of March 31,
($ in thousands)	2026
A&E Term Loan Facility due 2031	$554,840
2022 Secured Notes due 2028	828,466
2024 Secured Notes due 2031	650,000
First Lien Indebtedness	$2,033,352
2022 Unsecured Notes due 2029	599,034
Gross Debt	$2,632,386
Cash and cash equivalents	(253,519)
Net Debt	$2,378,867

LTM Adjusted EBITDA (1)	$744,264

Net Leverage Ratio (2)	3.2x
__________
(1) LTM Adjusted EBITDA is equal to Adjusted EBITDA for the fiscal year ended March 31, 2026.
(2) In addition to the Net Leverage Ratio, the Company is subject to a Consolidated First Lien Net Leverage Ratio springing covenant, pursuant to its credit agreement. The Consolidated First Lien Net Leverage Ratio is calculated by dividing Consolidated First Lien Secured Debt by LTM Consolidated Adjusted EBITDA, as such terms are defined in our credit agreements. As of March 31, 2026, the Consolidated First Lien Net Leverage Ratio was 2.4x. The Consolidated First Lien Secured Debt was $1,795,896 as of March 31, 2026, and is defined as First Lien Indebtedness of $2,033,352 plus capital lease obligations of $16,063, net of cash and cash equivalents of $253,519. LTM Consolidated Adjusted EBITDA is Consolidated Adjusted EBITDA for the fiscal year ended March 31, 2026 of $751,803. Consolidated Adjusted EBITDA differs from Adjusted EBITDA presented elsewhere herein and is defined in our credit agreements.

Key Operating Metrics

Re-occurring Revenue and Transactional Revenue

	Three Months Ended March 31,
	2026			2025
	Re-occurring Revenue	Transactional Revenue	Total	Re-occurring Revenue	Transactional Revenue	Total
($ in thousands)	(unaudited)			(unaudited)
K-12	$109,142	$17,071	$126,213	$112,384	$28,446	$140,830
Higher Education	217,106	41,144	258,250	228,307	25,807	254,114
Global Professional	25,141	13,729	38,870	24,480	13,876	38,356
International	22,110	18,705	40,815	21,839	21,186	43,025
Other	—	(426)	(426)	—	(3,063)	(3,063)
Total Revenue	$373,499	$90,223	$463,722	$387,010	$86,252	$473,262

	Year Ended March 31,
	2026			2025
($ in thousands)	Re-occurring Revenue	Transactional Revenue	Total	Re-occurring Revenue	Transactional Revenue	Total
K-12	$619,725	$264,755	$884,480	$602,040	$368,444	$970,484
Higher Education	734,353	144,601	878,954	666,748	115,862	782,610
Global Professional	98,746	51,330	150,076	95,094	54,494	149,588
International	88,143	98,542	186,685	92,959	108,443	201,402
Other	—	2,586	2,586	—	(2,785)	(2,785)
Total Revenue	$1,540,967	$561,814	$2,102,781	$1,456,841	$644,458	$2,101,299

Remaining Performance Obligation (RPO)

	March 31, 2026			March 31, 2025
($ in thousands)	Current	Non-current	Total	Current	Non-current	Total
RPO by Segment:
K-12	$477,183	$772,190	$1,249,373	$457,353	$822,232	$1,279,585
Higher Education	268,649	53,350	321,999	247,685	49,631	297,316
Global Professional	58,186	7,791	65,977	54,949	7,399	62,348
International	30,394	2,670	33,064	30,513	2,894	33,407
Other	945	—	945	3,531	—	3,531
Total RPO	$835,357	$836,001	$1,671,358	$794,031	$882,156	$1,676,187

Net Dollar Retention

Net dollar retention “NDR” is calculated by dividing (a) the digital subscription amounts invoiced to existing customers during the year, inclusive of changes in enrollment, price changes and attrition by (b) the digital subscription amounts invoiced to such customers for the comparable prior year.

Digital and Print Revenue

Disaggregation of Revenue - Print and Digital

	Three Months Ended March 31,
	2026			2025
	Digital	Print (1)	Total	Digital	Print (1)	Total
($ in thousands)	(unaudited)			(unaudited)
Revenue by Segment:
K-12	$98,898	$27,315	$126,213	$102,030	$38,800	$140,830
Higher Education	241,799	16,451	258,250	249,100	5,014	254,114
Global Professional	27,577	11,293	38,870	26,254	12,102	38,356
International	24,442	16,373	40,815	23,624	19,401	43,025
Other (2)	—	(426)	(426)	—	(3,063)	(3,063)
Total Revenue	$392,716	$71,006	$463,722	$401,008	$72,254	$473,262

	Year Ended March 31,
	2026			2025
($ in thousands)	Digital	Print (1)	Total	Digital	Print (1)	Total
Revenue by Segment:
K-12	$429,644	$454,836	$884,480	$430,546	$539,938	$970,484
Higher Education	799,898	79,056	878,954	723,066	59,544	782,610
Global Professional	107,120	42,956	150,076	102,996	46,592	149,588
International	96,986	89,699	186,685	102,719	98,683	201,402
Other (2)	—	2,586	2,586	—	(2,785)	(2,785)
Total Revenue	$1,433,648	$669,133	$2,102,781	$1,359,327	$741,972	$2,101,299
___________________

(1)	Print revenue contains print and multi-year print products.
(2)	Includes in-transit product sales and intersegment revenue adjustments that are not included within segment revenues reviewed by the Company's Chief Operating Decision Maker.